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                                                                   EXHIBIT 10.21
                                                                   -------------

                                 WRITTEN ACTION

   This action by written consent (this "Written Action") is taken by PIMCO Partners, G.P., a California general partnership, in its capacity as the sole general partner (the "General Partner") of0ppenheimer Capital, L.P., a Delaware limited partnership (the "Partnership"), pursuant to Section 7.02(h) of the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of the Partnership. Capitalized terms used in this Written Action which are not defined herein are defined in the Partnership Agreement.

   Section 1.  Management Board.

      (a) The General Partner hereby constitutes the Management Board of the Partnership and delegates to the Management Board all of the General Partner's rights, powers and duties to manage and control the business and affairs of the Partnership, except the rights, powers and duties enumerated in Section 3.03 of the Partnership Agreement.

      (b) The initial members of the Management Board are William D. Cvengros, Robert M. Fitzgerald and Kenneth M. Poovey. The General Partner may appoint additional members of the Management Board from time to time.

      (c) The initial terms of office of the members of the Management Board shall end on April30, 1999, and thereafter the terms of office of the members of the Management Board shall be one year. The members of the Management Board shall be reappointed or their successors shall be appointed in April of each year, beginning in 1999, to take office as members upon the expiration of such terms.

      (d) A member of the Management Board may be removed at any time by the General Partner. The members of the Management Board shall continue to be members until the expiration of their terms of office and the appointment of their successors, or until they resign, are removed, or die. Any member of the Management Board may resign as a member at any time by delivering his or her written resignation to the Partnership. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Upon the resignation, removal or death of a member of the Management Board, his or her successor shall be appointed by the General Partner.

      (e) The Chairperson of the Management Board shall be appointed by, and may be removed at any time by, the Management Board.

      (f) Regular meetings of the Management Board may be held without notice at such time, date and place as the Management Board may, from time to time determine. Special meetings of the Management Board may be called, orally or in writing, by the Chairperson of the Management Board, the Chief Executive Officer of the Partnership, or two or more appointed members, which call shall specify the time, date and place thereof Members of the Management Board may participate in meetings by means of conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.


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      (g) Notice of the time, date and place of all special meetings of the
Management Board shall be given to each member in person or by telephone, by facsimile transmission or by telegram sent to his business or home address at least two business days in advance of the meeting or by written notice mailed to his business or home address at least five business days in advance of the meeting. Notice need not be given to any member if a written waiver of notice is executed by him or her before or after the meeting.

      (h) At any meeting of the Management Board, presence in person of a majority of the members shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. At any meeting of the Management Board at which a quorum is present, a majority of the members present may take any action on behalf of the Management Board.

   Section 2. Officers.

   The Management Board shall provide for, prescribe the powers and duties of, and appoint a Chief Executive Officer, a Chief Financial Officer, a Chief Accounting Officer, a General Counsel and a Secretary of the Partnership, and may provide for, prescribe the powers and duties of, and appoint other officers of the Partnership. The Management Board may delegate to any one or more of such officers any or all of rights, powers and duties of the Management Board.


   Executed in New York, New York on November 4, 1997.


                         PIMCO Partners, G.P.



                         By Pacific Investment Management Company,

                              a California corporation,
                              Its general partner



                              By: /s/ SHARON CHEEVER
                                  ------------------
                                    Sharon Cheever

                              Its  Vice President
                                   --------------

                         By PIMCO Partners, LLC,

                              a California limited liability company,
                              Its general partner



                              By: /s/ WILLIAM S. THOMPSON, JR.
                                  ----------------------------
                                    William S. Thompson, Jr.

                              Its ____________________________________

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